EXHIBIT 11

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                 Income from Continuing Operations
                                -----------------------------------------
                                Three Months Ended    Nine Months Ended
                                   September 30,        September 30,
                                -------------------   -------------------
                                  1993       1994       1993      1994
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F1>
  Equivalent Share (a):
- ---------------------------
Reported Income                 $ 4,158    $ 3,623    $13,100   $14,981
                                ========   ========   ========   =======
Average number of shares
  used to compute earnings
  per common share                9,781      9,867      9,773     9,846

Effect of unexercised
  stock options                      51         63         41        62
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,832      9,930      9,814     9,908
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.42    $  0.36    $  1.33   $  1.51
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F1>
  Full Dilution (a):
- ---------------------------
Reported Income                 $ 4,158    $ 3,623    $13,100   $14,981
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,781      9,867      9,773     9,846

Effect of unexercised
  stock options                      59         68         59        76
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,840      9,935      9,832     9,922
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.42    $  0.36    $  1.33   $  1.51
                                ========   ========   ========  ========
- -------------------
<F1>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 1
                               Page 18 of 20
                                                                EXHIBIT 11
                                                               (continued)
                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                     Income Before Cumulative Effect
                                   of a Change in Accounting Principle
                                -----------------------------------------
                                 Three Months Ended    Nine Months Ended
                                    September 30,         September 30,
                                --------------------  ------------------
                                  1993       1994       1993      1994
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F2>
  Equivalent Share (a):
- ---------------------------
Reported Income                 $ 4,158    $ 5,094    $13,787   $18,788
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,781      9,867      9,773     9,846

Effect of unexercised
  stock options                      51         63         41        62
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,832      9,930      9,814     9,908
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.42    $  0.51    $  1.40   $  1.90
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F2>
  Full Dilution (a):
- ---------------------------
Reported Income                 $ 4,158     $ 5,094   $13,787   $18,788
                                ========   =========  ========  ========
Average number of shares
  used to compute earnings
  per common share                9,781      9,867      9,773     9,846

Effect of unexercised
  stock options                      59         68         59        76
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,840      9,935      9,832     9,922
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.42    $  0.51    $  1.40   $  1.89
                                ========   ========   ========  ========
- ------------------
<F2>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 2
                               Page 19 of 20
                                                                EXHIBIT 11
                                                               (continued)

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                                Net Income
                                -----------------------------------------
                                 Three Months Ended    Nine Months Ended
                                    September 30,        September 30,
                                --------------------  ------------------
                                  1993       1994       1993      1994
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F3>
  Equivalent Share (a):
- ---------------------------
Reported Income                 $ 4,158    $ 5,094    $15,438   $18,788
                                ========    ========  ========  ========
Average number of shares
  used to compute earnings
  per common share                9,781      9,867      9,773     9,846

Effect of unexercised
  stock options                      51         63         41        62
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,832      9,930      9,814     9,908
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.42    $  0.51    $  1.57   $  1.90
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F3>
  Full Dilution (a):
- ---------------------------
Reported Income                 $ 4,158    $ 5,094    $15,438   $18,788
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,781      9,867      9,773     9,846

Effect of unexercised
  stock options                      59         68         59        76
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,840      9,935      9,832     9,922
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.42    $  0.51    $  1.57   $  1.89
                                ========   ========   ========  ========
- --------------------
<F3>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 3
                               Page 20 of 20